Exhibit 3.7

SECOND AMENDMENT
TO THE FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
INTERFACE SECURITY SYSTEMS, L.L.C.

This Second Amendment (this “Amendment”) to the Fifth Amended and Restated Limited Liability Company Agreement of Interface Security Systems, L.L.C., a Louisiana limited liability company (the “Company”), is duly executed by and between the Company and Interface Security Systems Holdings, Inc., a Delaware corporation and the sole member of the Company (the “Member”), to be effective as of January 14, 2013.

RECITALS:

WHEREAS, the operating agreement of the Company is that certain Fifth Amended and Restated Limited Liability Company Agreement dated as of December 13, 2001, as amended by that certain First Amendment to Fifth Amended and Restated Limited Liability Company Agreement dated as of May 5, 2010 (as so amended, the “Operating Agreement”); and

WHEREAS, the Company and the Member desire to amend the Operating Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the Company and the Member agree as follows:

1.                                      The first sentence of subparagraph (a) of Section 5.1 of the Operating Agreement is hereby amended and restated to read in its entirety as follows:

“The business and affairs of the Company shall be managed by and under the direction of the Board of Managers (the “Board of Managers”), which shall consist of three (3) Managers appointed by the Member.”

2.                                      Subparagraph (c) of Section 5.1 of the Operating Agreement is hereby amended and restated to read in its entirety as follows:

“The Board of Managers may hold meetings either within or without the State of Louisiana, at such time and at such place as from time to time may be determined by the Board of Managers.  Meetings of the Board of Managers shall be called on not less than one (1) day prior notice given to all members of the Board of Managers (or such shorter time period as is practicable in the event of an emergency meeting). Meetings may be called by any Manager.  The presence of at least two (2) Managers shall constitute a quorum at all meetings of the Board of Managers.  All actions to be taken by the Board of Managers shall require the affirmative vote of at least two (2) Managers.  Any action required to or which may be taken at a meeting of the Board of Managers may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by at least two (2) Managers.  Members of the Board of Managers may participate in a meeting of the Board of Managers by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.”

3.                                      As amended hereby, the Operating Agreement remains in full force and effect and is hereby ratified and affirmed as the operating agreement of the Company.

4.                                      This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures of all parties were upon the same instrument. This Amendment may be executed via email or facsimile and an emailed or facsimile signature shall have the same force and effect as an original signature.

[Signature page follows]

EXECUTED by the Company and the Member to be effective on the date first set forth above.

THE COMPANY:
INTERFACE SECURITY SYSTEMS, L.L.C.,
a Louisiana limited liability company

By:	/s/ Kenneth Obermeyer
Name: Kenneth Obermeyer
Title: Chief Financial Officer

THE MEMBER:
INTERFACE SECURITY SYSTEMS
HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael T. Shaw
Name: Michael T. Shaw
Title: Chief Executive Officer

Signature Page to Amendment to Operating Agreement